Exhibit 24.1

POWER OF ATTORNEY

MELLON FINANCIAL CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Carl Krasik, William E. Marquis and Richard M. Pearlman, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more new Registration Statements on Form S-8 or any other appropriate form or forms or to amend any currently filed registration statement or statements, all pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to 600,000 shares of Mellon Financial Corporation’s Common Stock to be issued from time to time pursuant to the settlement of, or in connection with, phantom stock units issued pursuant to, or other obligations under, the Mellon Financial Corporation Elective Deferred Compensation Plan (Post 12/31/04), the Mellon Financial Corporation Elective Deferred Compensation Plan for Senior Officers (Post 12/31/04) and/or the Mellon Financial Corporation Elective Deferred Compensation Plan for Directors (Post 12/31/04) (which are successor plans to the Mellon Financial Corporation Elective Deferred Compensation Plan, the Mellon Financial Corporation Elective Deferred Compensation Plan for Senior Officers and the Mellon Financial Corporation 1990 Elective Deferred Compensation Plan for Directors and Members of the Advisory Board) and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

/s/ Robert P. Kelly	Date: 10/27/2006
Robert P. Kelly, Director and Principal Executive Officer

/s/ Paul L. Cejas,	Date: 10/31/2006
Paul L. Cejas, Director

/s/ Steven G. Elliott	Date: 10/28/2006
Steven G. Elliott, Director

/s/ Ira J. Gumberg	Date: 10/30/2006
Ira J. Gumberg, Director

/s/ Edmund F. Kelly	Date: 10/30/2006
Edmund F. Kelly, Director

/s/ Robert Mehrabian	Date: 10/25/2006
Robert Mehrabian, Director

/s/ Seward Prosser Mellon	Date: 10/24/2006
Seward Prosser Mellon, Director

/s/ Mark A. Nordenberg	Date: 10/25/2006
Mark A. Nordenberg, Director

/s/ David S. Shapira	Date: 10/25/2006
David S. Shapira, Director

/s/ William E. Strickland	Date: 10/26/2006
William E. Strickland, Jr., Director

/s/ John P. Surma	Date: 10/24/2006
John P. Surma, Director

/s/ Wesley W. von Schack	Date: 10/26/2006
Wesley W. von Schack, Director